Exhibit 99.1

Aerovate Therapeutics Appoints Habib Dable To Its Board of Directors

WALTHAM, Mass. – July 11, 2023 – Aerovate Therapeutics, Inc. (Nasdaq: AVTE), a clinical-stage biopharmaceutical company focused on developing drugs that meaningfully improve the lives of patients with rare cardiopulmonary disease, today announced the appointment of Habib Dable as a member of Aerovate’s Board of Directors. Mr. Dable is the former President and Chief Executive Officer of Acceleron Pharma Inc. and brings nearly three decades of experience working with emerging biotech and big pharma companies.

"We are excited to welcome Habib to Aerovate’s Board of Directors. Habib’s deep experience in leading both big pharma and emerging biotech companies will be incredibly valuable as we continue advancing AV-101, our novel dry powder inhaled formulation of the drug imatinib, for the treatment of pulmonary arterial hypertension, also known as PAH, through clinical development” said Timothy Noyes, Chief Executive Officer of Aerovate.

Mr. Dable currently serves as a member of the Boards of Directors of Blueprint Medicines Corporation and PepGen Inc., and also served as a member of the Boards of Directors of Albiero Pharm, Inc. and Millendo Therapeutics Inc. As President and Chief Executive Officer of Acceleron Pharma Inc., Mr. Dable guided Acceleron to its first blockbuster launch in 2019 and eventual sale to Merck & Co. in 2021 for over $11 billion. Prior to his role at Acceleron, Mr. Dable worked at Bayer AG where, over the course of his 22-year tenure, he served in roles of increasing responsibility, including Global Head, Neurology and Ophthalmology and President of U.S. Pharmaceuticals. During this time, Mr. Dable led the launch of various brands, including EYLEA®, Stivarga®, and Xofigo®. Mr. Dable is currently a part-time Venture Partner at RA Capital Management, L.P., and previously served on the Board of Directors of the Biotechnology Innovation Organization (BIO).

“The appointment of Mr. Dable further enhances the diverse expertise of our Board as Aerovate continues to advance AV-101 through the clinic,” said Mark Iwicki, Chair of the Board. “We look forward to having Habib on the Board as we support the company’s ongoing growth.”

“I am honored to join the Board during a pivotal time for the company,” said Mr. Dable. “Having previously worked in the PAH space, I have seen the impact of PAH on patients and the unmet need for meaningful treatment options. I am encouraged to see the next generation of PAH therapies advance in clinical development, including Aerovate’s novel AV-101.”

About Aerovate Therapeutics, Inc.

Aerovate is a clinical-stage biopharmaceutical company focused on developing drugs that meaningfully improve the lives of patients with rare cardiopulmonary disease. Aerovate's initial focus is on advancing AV-101, its proprietary dry powder inhaled formulation of the drug imatinib for the treatment of patients with PAH. Learn more at aerovatetx.com and follow the company on Twitter and LinkedIn.

Available Information

Aerovate announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the U.S. Securities and Exchange Commission (SEC), press releases, public conference calls, webcasts, the investor relations section of the Company website at ir.aerovatetx.com, and the Company’s Twitter account @AerovateTx in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” seek,” “strategy,” “should,” “target,” “will,” “would” and similar expressions regarding future periods. These forward-looking statements include, but are not limited to, statements regarding the therapeutic potential and clinical benefits of AV-101; our business plans and objectives for AV-101, including expectations regarding timing and success; and our growth and goals as a company.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the therapeutic potential of AV-101; the expected impact and contribution of our Board of Directors and executives to our business; as well as those risks and uncertainties set forth more fully under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Media Contact

info@aerovatetx.com

Investor Contact

ir@aerovatetx.com